Exhibit 99.1

TSX: GSC; NYSE Amex: GSS	NEWS RELEASE	WWW.GSR.COM

GOLDEN STAR REPORTS RECORD QUARTERLY GOLD SALES OF 96,971 OUNCES

Denver, Colorado, May 6, 2009: Golden Star Resources Ltd. (NYSE Amex: GSS; TSX: GSC; GSE: GSR) today announced its unaudited first quarter 2009 results which include record quarterly gold sales. All currency in this news release is expressed in U.S. dollars, unless otherwise noted. The Company will host a live webcast and conference call to discuss its quarterly results on Thursday, May 7, 2009 at 11:00 a.m. ET. To access the webcast and conference call, go to the home page of the Company’s website, www.gsr.com.

Tom Mair, President and CEO, said, “Wassa turned in an excellent quarter producing over 56,000 ounces at a cash cost of less than $400 per ounce. This demonstrates the results of a full quarter of HBB high grade ore deliveries to the Wassa plant. At Bogoso we continue to see progress but power quality issues remain. We are on track to meet our 2009 guidance of 400,000 ounces at an average cash cost of $550 per ounce.”

FIRST QUARTER 2009 RESULTS AND HIGHLIGHTS

•	Record quarterly gold sales of 96,971 ounces for the first quarter of 2009, a 13% increase over fourth quarter 2008 and a 69% increase over the first quarter of 2008;

•	Gold revenues for the quarter of $87.6 million representing an increase of 26% over fourth quarter 2008 revenues of $69.6 million and an increase of 65% over first quarter of 2008;

•	Net loss of $1.1 million or $0.005 per share compared to a loss of $86.8 million for the fourth quarter of 2008;

•	Operating cash flow of $11.1 million for the first quarter of 2009, or $0.047 per share;

•	Operating cash flow before working capital charges of $19.8 million for the first quarter of 2009, or $0.084 per share;

•	Quarter-end cash balance of $28.1 million; and

•	Realized gold price for the first quarter averaged $904 per ounce compared to $808 in the fourth quarter of 2008, an increase of 12%;

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FINANCIAL SUMMARY

SUMMARY OF CONSOLIDATED FINANCIAL RESULTS	First Quarter 2009	First Quarter 2008
Bogoso/Prestea gold sold (oz)	40,546	31,414
Wassa gold sold (oz)	56,425	26,013
Total gold sold (oz)	96,971	57,427
Average realized price ($/oz)	904	926
Cash operating cost—combined ($/oz)	571	621
Gold revenues ($000’s)	87,645	53,183
Cash flow provided/(used) by operations ($000’s)	11,093	(5,038)
Net loss ($000’s)	(1,146)	(3,692)
Net loss per share—basic ($)	(0.005)	(0.016)

BOGOSO/PRESTEA

Bogoso increased its gold sold to 40,546 ounces, a small increase over the prior quarter, as higher ore grades and recoveries were offset by lower mill throughputs due. During the quarter, approximately two weeks of production was lost due to electrical issues including an electrical fire in the liquid resistance starter and continuing poor quality power from the VRA. The Genser power plant should be commissioned in the second quarter and this should improve the power situation. Sulfide plant recoveries continue to improve from 59.0% in the first quarter of 2008 to 71.5% in the first quarter of 2009.

OPERATING RESULTS	First Quarter 2009	Fourth Quarter 2008	First Quarter 2008
Mining
Ore mined (000s t)—Refractory	654	558	853
Ore mined (000s t)—Non refractory	—	4	25

Total ore mined (t)	654	562	878
Waste mined (t)	3,352	4,154	5,493
Bogoso Sulfide Plant Results
Refractory ore processed (t)	627	703	828
Refractory grade—(g/t)	3.00	2.78	2.67
Recovery—Refractory (%)	71.5	71.1	59.0
Cash operating cost ($/oz)	813	799	764
Gold sold (oz)	40,546	40,192	31,414

WASSA

Wassa sold 56,425 ounces of gold during the first quarter of 2009 compared to 45,952 ounces in the fourth quarter of last year. The cash operating cost at Wassa decreased from $496 per ounce last quarter to $397 per ounce this quarter, a decrease of 20%. A total of 282,096 tonnes grading 4.62 grams per tonne was trucked from Benso to Wassa during the first quarter. Additionally, the haul road extension that will connect the high grade Hwini-Butre properties to the Benso-Wassa road is nearing completion and we expect higher grade Hwini-Butre ore to be delivered to Wassa during the second half of this year.

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OPERATING RESULTS	First Quarter 2009	Fourth Quarter 2008	First Quarter 2008
Ore mined (t)	660	592	1,018
Waste mined (t)	3,566	2,687	1,257
Ore processed (t)	747	683	927
Grade processed (g/t)	2.28	2.19	1.14
Recovery (%)	95.6	94.7	93.1
Cash operating cost ($/oz)	397	496	447
Gold sold (oz)	56,425	45,952	26,013

EXPLORATION

The focus of our exploration activities will be centered on resource definition drilling in close proximity to our operating mines using our own drill rigs and crews. Development drilling at Wassa has confirmed the continuity of higher grade ore pods at the SAK pits.

In Suriname, Newmont continued to fund all exploration activities at the Saramacca property during the first quarter. We anticipate that Newmont will meet its $6.0 million target spending in the second quarter of 2009 and will then vest into a 51% interest in Saramacca. Exploration at Saramacca was focused on further evaluation of the near surface oxide and laterite gold targets during the quarter. Exploration will continue during the year.

We created a new exploration entity for our activities in Brazil during the first quarter of the year and subsequently transferred our Brazilian projects into that entity. We will continue to review properties and grow our property portfolio in Brazil.

CASH AND CASH FLOW

Our cash, cash equivalents and short term investments totaled $28.1 million at the end of March 2009. Cash flow from operations totaled $11.1 million during the quarter. Our mining operations generated $19.8 million in cash before adjustments to working capital in the quarter. All future sustaining capital requirements for 2009 are expected to be funded from operating cash flows.

Liquidity Outlook

We anticipate that all of our cash needs in 2009 will be met by the $28.1 million cash on hand, cash generated from operations, the recently announced revolving line of credit and equipment financing facilities already in place.

LOOKING AHEAD

Our objectives for the remainder of 2009 include the following:

•	Optimization of the Bogoso sulfide processing plant to further improve throughput and recovery rates and reduce costs;

•	Complete construction of the Hwini-Butre haul road for ore delivery to Wassa during the second half of 2009;

•	Finalize permitting of the Prestea South properties; and

•	Continue exploration at Bogoso/Prestea, Wassa and the HBB properties.

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We reiterate our previously stated guidance for 2009 as follows:

	2009
Guidance	Gold Production	Cash Operating Cost
Bogoso/Prestea	200,000	$650
Wassa	200,000	$450

Total	400,000	$550

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FINANCIAL STATEMENTS    The following information is derived from the Company’s consolidated financial statements contained in our Form 10-Q, which we filed with the SEC today and is available on our website.

ASSETS	As of March 31, 2009	As of December 31, 2008
CURRENT ASSETS
Cash and cash equivalents	$28,108	$33,558
Accounts receivable	9,571	4,306
Inventories	48,070	49,134
Deposits	4,351	3,875
Prepaids and other	4,128	1,100

Total Current Assets	94,228	91,973

RESTRICTED CASH	4,175	4,249
AVAILABLE-FOR-SALE INVESTMENTS	94	29
DEFERRED EXPLORATION AND DEVELOPMENT COSTS	13,076	13,713
PROPERTY, PLANT AND EQUIPMENT	263,096	271,528
MINING PROPERTIES	307,171	312,029
OTHER ASSETS	776	778

Total Assets	$682,616	$694,299

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$33,230	$43,355
Accrued liabilities	36,484	30,879
Fair value of derivatives	—	1,690
Asset retirement obligations	1,699	1,620
Current debt	9,561	12,778

Total Current Liabilities	80,974	90,322

LONG TERM DEBT	113,273	112,649
ASSET RETIREMENT OBLIGATIONS	30,253	30,036
FUTURE TAX LIABILITY	30,377	33,125

Total Liabilities	254,877	266,132
MINORITY INTEREST	—	—
COMMITMENTS AND CONTINGENCIES	—	—

SHAREHOLDERS’ EQUITY
SHARE CAPITAL
First preferred shares, without par value, unlimited shares authorized. No shares issued and outstanding.	—	—
Common shares, without par value, unlimited shares authorized. Shares issued and outstanding: 236,045,311 at March 31, 2009, and 235,945,311 at December 31, 2008	615,545	615,463
CONTRIBUTED SURPLUS	15,806	15,197
EQUITY COMPONENT OF CONVERTIBLE DEBENTURES	34,542	34,542
ACCUMULATED OTHER COMPREHENSIVE INCOME	(61)	(88)
DEFICIT	(238,093)	(236,947)

Total Shareholders’ Equity	427,739	428,167

Total Liabilities and Shareholders’ Equity	$682,616	$694,299

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	Three months ended March 31,
	2009	2008
REVENUE
Gold revenues	$87,645	$53,183
Cost of sales (Note 17)	(84,517)	(48,902)

Mine operating margin	3,128	4,281

OTHER EXPENSES, (GAINS) AND LOSSES
Exploration expense	110	389
General and administrative expense	3,414	4,339
Abandonment and impairment	290	—
Derivative mark-to-market (gain)/loss (Note 11)	(312)	442
Property holding costs	1,342	—
Foreign exchange gain	(1,671)	(362)
Interest expense	3,710	3,693
Interest and other income	(40)	(380)
Loss on sale of assets	179	—

Loss before minority interest	(3,894)	(3,840)
Minority interest	—	148

Net loss before income tax	(3,894)	(3,692)
Income tax benefit (Note 14)	2,748	—

Net loss	$(1,146)	$(3,692)

OTHER COMPREHENSIVE LOSS
Other comprehensive income—unrealized gain on investments	27	2,574

Comprehensive loss	$(1,119)	$(1,118)

Deficit, beginning of period	(236,947)	(114,973)

Deficit, end of period	(238,093)	(118,887)

Net loss per common share—basic and diluted (Note 19)	$(0.005)	$(0.016)
Weighted average shares outstanding (millions)	236.0	234.8

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	Three months ended March 31,
	2009	2008
OPERATING ACTIVITIES:
Net loss	$(1,146)	$(3,692)
Reconciliation of net loss to net cash used in operating activities:
Depreciation, depletion and amortization	24,321	10,750
Amortization of loan acquisition cost	166	165
Abandonment and impairment	290	—
Loss on sale of assets	179	—
Stock compensation	610	689
Income tax benefit	(2,748)	—
Reclamation expenditures	(241)	(63)
Fair value of derivatives	(3,800)	164
Accretion of convertible debt	1,615	1,507
Accretion of asset retirement obligations	538	217
Minority interests	—	(148)

	19,784	9,589
Changes in assets and liabilities:
Accounts receivable	(5,248)	4,350
Inventories	1,510	(15,485)
Prepaids and other	(933)	(213)
Deposits	(951)	(2,434)
Accounts payable and accrued liabilities	(3,031)	(845)
Other	(38)	—

Net cash provided by / (used in) operating activities	11,093	(5,038)
INVESTING ACTIVITIES:
Expenditures on deferred exploration and development	(402)	(1,952)
Expenditures on mining properties	(10,040)	(7,715)
Expenditures on property, plant and equipment	(868)	(2,253)
Cash used to secure letters of credit	74	(3,660)
Proceeds from the sale of assets	1	—
Change in payable on capital expenditures	(1,490)	(2,032)
Change in deposits on mine equipment and material	474	—

Net cash used in investing activities	(12,251)	(17,612)
FINANCING ACTIVITIES:
Issuance of share capital, net of issue costs	81	6,248
Principal payments on debt	(4,409)	(4,343)
Proceeds from equipment financing facility	35	—
Other	1	(332)

Net cash (used in)/provided by financing activities	(4,292)	1,573

Decrease in cash and cash equivalents	(5,450)	(21,077)
Cash and cash equivalents, beginning of period	33,558	75,754

Cash and cash equivalents end of period	$28,108	$54,677

COMPANY PROFILE

Golden Star holds a 90% equity interest in Golden Star (Bogoso/Prestea) Limited and Golden Star (Wassa) Limited, which respectively own the Bogoso/Prestea and Wassa open-pit gold mines through subsidiaries in Ghana. In addition, Golden Star has an 81% interest in the currently inactive Prestea Underground mine in Ghana, as well as gold exploration interests elsewhere in Ghana, in other parts of West Africa and in the Guiana Shield of South America. Golden Star has approximately 236 million shares outstanding.

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Statements Regarding Forward-Looking Information:    Some statements contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ materially. Such statements include comments regarding the improvement of our cost structure, including lower electrical power, fuel and input costs; the completion of the haul road from Hwini-Butre to Benso and the commencement of mining at the Hwini-Butre property; the impact of the HBB properties on Wassa gold sales; permitting and the mining at Prestea South and the impact on Bogoso gold sales; planned exploration activities and drilling, including exploration at Bogoso/Prestea, Wassa, and the HBB properties; the ability to fund sustaining capital requirements; optimization of throughput and recovery rates at the Bogoso sulfide processing plant; our 2009 production and cash operating cost estimates, capital expenditure estimates, sources of and adequacy of cash to meet capital and other needs in 2009; and the ability to convert mineral resources into mineral reserves. Factors that could cause actual results to differ materially include timing of and unexpected events at the Bogoso/Prestea oxide and sulfide processing plant; variations in ore grade, tonnes mined, crushed or milled; variations in relative amounts of refractory, non-refractory and transition ores; delay or failure to receive board or government approvals and permits; the availability and cost of electrical power, timing and availability of external financing on acceptable terms; technical, permitting, mining or processing issues, changes in U.S. and Canadian securities markets, and fluctuations in gold price and costs and general economic conditions. There can be no assurance that future developments affecting the Company will be those anticipated by management. Please refer to the discussion of these and other factors in our Form 10-K for 2008. The forecasts contained in this press release constitute management’s current estimates, as of the date of this press release, with respect to the matters covered thereby. We expect that these estimates will change as new information is received and that actual results will vary from these estimates, possibly by material amounts. While we may elect to update these estimates at any time, we do not undertake to update any estimate at any particular time or in response to any particular event. Investors and others should not assume that any forecasts in this press release represent management’s estimate as of any date other than the date of this press release.

Non-GAAP Financial Measures:    in this news release, we use the terms “cash operating cost per ounce.” Cash operating cost per ounce is equal to total cash costs less production royalties and production taxes, divided by the number of ounces of gold sold during the period. We use cash operating cost per ounce as a key operating indicator. We monitor this measure monthly, comparing each month’s values to prior period’s values to detect trends that may indicate increases or decreases in operating efficiencies. This measure is also compared against budget to alert management to trends that may cause actual results to deviate from planned operational results. We provide this measure to our investors to allow them to also monitor operational efficiencies of our mines. We calculate this measure for both individual operating units and on a consolidated basis. Cash operating cost per ounce should be considered as Non-GAAP Financial Measures as defined in SEC Regulation S-K Item 10 and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. There are material limitations associated with the use of such non-GAAP measures. Since this measure does not incorporate revenues, changes in working capital and non-operating cash costs, it is not necessarily indicative of operating profit or cash flow from operations as determined under GAAP. Changes in numerous factors including, but not limited to, mining rates, milling rates, gold grade, gold recovery, and the costs of labor, consumables and mine site general and administrative activities can cause these measures to increase or decrease. We believe that these measures are the same or similar to the measures of other gold mining companies, but may not be comparable to similarly titled measures in every instance.

For further information, please contact:

GOLDEN STAR RESOURCES LTD.            +1-800-553-8436

Bruce Higson-Smith, Vice President Corporate Development

Anne Hite, Investor Relations Manager

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